Exhibit 99.1

GoLogiq Signs to Acquire Vietnam-Based Payroll and HR Fintech Platform, Symplefy, for $30 Million

Symplefy CEO, Stephen Jones, Appointed CFO of GoLogiq as Part of All-Stock Transaction

NEW YORK, NY, July 27, 2023 – GoLogiq, Inc. (OTC:GOLQ), a U.S.-based global provider of fintech and consumer data analytics, has signed a definitive agreement to acquire Symplefy, a provider of innovative payroll and end-to-end human resource (HR) management solutions based in Ho Chi Minh City, Vietnam. The all-stock transaction is valued at up to $30 million, dependent on performance-based earnouts.

Following the close of the transaction, Symplefy’s co-founder and CEO, Stephen R. Jones, was appointed to the open position of CFO of GoLogiq. He will also continue to serve as CEO of Symplefy as a wholly owned subsidiary of GoLogiq.

Focused on businesses in the fast-growing economies of Southeast Asia, Symplefy is revolutionizing the way corporations manage their workforce by simplifying HR processes and streamlining payroll processes through its innovative cloud-based software management tools, enhancing workforce efficiency and simplifying complex regulatory compliance.

Symplefy generates a significant amount of data, which when paired with GoLogiq’s existing Radix™ Big Data analytics platform, can provide key insights to enhance the client experience as well as provide cross selling opportunities with GoLogiq’s other fintech platforms.

The Opportunity

The global payroll and HR solutions and services market is projected to grow at a 8.4% CAGR to reach $50.4 billion by 2030. HR industry thought-leader, People Matters, points out Southeast Asia (SEA) countries represent a major global hub for manufacturing and trade, as well as one of the fastest-growing consumer markets in the world. While being the third-largest labor force, only behind China and India, SEA nations have outpaced the rest of the world in GDP growth per capita since the late 1970s.

To address the substantial market opportunity SEA represents, Symplefy has focused the initial launch of its fintech platform on the fast-growing economy of Vietnam. According to S&P Global, Vietnam is expected to experience rapid economic growth over the medium term as a key beneficiary of the shift in global manufacturing supply chains towards competitive SEA manufacturing hubs.

In light of the strong growth outlook, domestic and international businesses operating in Vietnam face numerous unique challenges related to payroll and human resources management regulations.

Vietnamese labor laws that regulate minimum wage, overtime, social insurance contributions, and personal income tax can be intricate and subject to frequent changes.

These factors make it challenging for businesses of all sizes to stay compliant. SMBs especially face many hurdles with adopting modern payroll systems and automation, and traditional manual payroll processes are prone to errors and inefficiencies.

To address these regulatory challenges while staying competitive, businesses in Vietnam need to invest in robust payroll software, seek professional advice on compliance matters, stay updated on changing regulations, and implement effective HR practices to attract and retain skilled talent.

The Solution

Symplefy solves these problems with a highly affordable and easy to implement cloud-based system for payroll and HR management. Its HR management system automates time-tracking and employee leave management while its payroll solution generates accurate payrolls and comprehensive reports.

The platform is currently in the early stages of roll out, initially deployed with several manufacturing businesses that have 50 to 2,500 employees. Under a new marketing campaign, Symplefy intends to launch the solution across multiple industries and geographies. Through its initiatives, Symplefy expects to ramp its customer acquisition to more than 2,000 corporate clients over the next 18 months.

“We believe that every business, regardless of its scale, wants and deserves access to top-tier software that optimizes their HR functions and simplifies their payroll management,” noted Jones. “Our user-friendly interface, robust features, and seamless integration capabilities ensure that our software is both powerful and accessible.”

“Symplefy’s technology and Southeast Asia focus complements GoLogiq with a solution that inherently acquires a significant amount of customer data, such as spending, banking habits and income,” added Jones. “We plan to apply GoLogiq’s existing Radix™ Big Data analytics platform to implement data analysis that can help enhance the customer experience as well as provide cross selling opportunities with other GoLogiq fintech platforms.”

In addition to payroll and HR functions, the Symplefy platform is designed to support future opportunities for cross border transfer transactions, micro-lending, micro personal insurance, and more efficient payroll. This includes cross pollination opportunities with GoLogiq’s other fintech solutions, including credit cards, banking, and lending for underserved businesses.

According to executive chairman of GoLogiq, Brent Suen: “This acquisition is the next of several in our pipeline that strengthen the power of our fintech platform and consumer data analytics technology. After our full launch into Vietnam, we plan to expand our footprint to other Southeast Asian markets facing similar challenges.”

To learn more about Symplefy’s end-to-end HR management system and payroll solution, contact the company here.

Transaction Details

Under the terms of the definitive agreement, Symplefy will become a wholly owned subsidiary of GoLogiq. GoLogiq is to issue shareholders of Symplefy common shares of GoLogiq valued at $15 million in exchange for 100% of Symplefy. Symplefy shareholders may earn up to $15 million in additional shares of GoLogiq if certain earnout targets are achieved.

GoLogiq’s recently announced a sale of its fintech assets to Recruiter.com Group (NASDAQ:RCRT) (NASDAQ:RCRTW) (“Recruiter”), a recruiting solutions provider. If such sale is consummated prior to the closing date of GoLogiq’s business combination with Symplefy, GoLogiq intends to assign its rights in the share purchase agreement with Symplefy to Recruiter, whereupon Symplefy would become a subsidiary of Recruiter.

Additional details about the Symplefy transaction will be made available in a Form 8-K on www.sec.gov as well in the investor section of GoLogiq’s website.

Stephen R. Jones Bio

Stephen R. Jones is an international finance and operations executive with more the 15 years of experience leading global organizations in emerging markets in Asia and international, multi-cultural environments. He brings to the company broad and deep experience in starting, growing and expanding e-commerce and professional service business and financial services enterprises from pre-revenue to more than $8 billion in sales.

Jones previously developed highly successful, go-to-market financial strategies for several companies and managed three turnarounds. He devised the strategic and financial plans for raising nearly $57 million for two start-ups, and guided two companies through an initial public offering, raising more than $90 million. He also led the sale of three companies, realizing shareholder value of more than $400 million.

“We welcome Steve’s extraordinary record of achievement and deep software and financial experience as we further enhance our fintech and consumer data analytics platforms,” commented Suen. “We anticipate Steve playing a key role as we advance the commercial roll out of our technologies on a global scale."

He previously served as CFO of Vemanti Group, a financial technology company located in Irvine, California. Earlier he served as CFO and COO of Dreamplex, a provider of hybrid working solutions for organizations located in Ho Chi Minh City, Vietnam, and currently serves on the company’s board of directors.

Prior to Dreamplex, he served as COO of HMB Inc., a service-based company that offers IT and technology solutions for medium to large companies in various industries. He also previously served as COO and CFO of Navigos Group in Ho Chi Minh City, Vietnam.

Jones holds a B.A. in political science and history from Vanderbilt University, and an MBA in Finance and Accounting from University of Cincinnati Carl H. Lindner College of Business.

About GoLogiq

GoLogiq Inc. is a U.S.-based global provider of fintech and mobile solutions for digital transformation and consumer data analytics. Its software platforms are comprised of CreateApp, a mobile app development and publishing platform for small-to-medium sized businesses; AtozGo™, a ‘hyper-local’ app-based delivery platform; AtozPay™, an eWallet for mobile top-up, e-commerce purchases, bill payment and microfinance; and Radix™, a Big Data analytics platform.

To learn more, go to gologiq.com or follow the company on twitter: $GOLQ and @gologiq.

Important Cautions Reading Forward-Looking Statements

This press release contains certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This press release also contains forward-looking statements and forward-looking information within the meaning of United States securities legislation that relate to GoLogiq’s current expectations and views of future events. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result”, “are expected to”, “expects”, “will continue”, “is anticipated”, “anticipates”, “believes”, “estimated”, “intends”, “plans”, “forecast”, “projection”, “strategy”, “objective” and “outlook”) are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties which could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements. No assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this press release should not be unduly relied upon.

These statements speak only as of the date of this press release. Forward-looking statements are based on a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond GoLogiq’s control, which could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking statements. Factors that may cause actual future events to differ materially from the expected results, include, but are not limited to: (i) the risk that the merger between Recruiter.com and GoLogiq SPV (or similarly formed subsidiary to effectuate the transaction) (the “Merger”) may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Agreement by the stockholders of Recruiter.com and GoLogiq, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement, (iv) the receipt of an unsolicited offer from another party for an alternative transaction that could interfere with the Merger, (v) the effect of the announcement or pendency of the transaction on GoLogiq’s business relationships, performance, and business generally, (vi) the inability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition and the ability of the post-Merger company to grow and manage growth profitability and retain its key employees, (vii) costs related to the Merger, (viii) the outcome of any legal proceedings that may be instituted against Recruiter.com and GoLogiq following the announcement of the proposed merger, (ix) the ability to maintain the listing of Recruiter.com’s securities on Nasdaq, (x) the ability to implement business plans, forecasts, and other expectations after the completion of the Merger, and identify and realize additional opportunities, (xi) the risk of downturns and the possibility of rapid change in the highly competitive industry in which GoLogiq operates, (xii) the risk that GoLogiq may not sustain profitability, (xiii) the risk that GoLogiq may need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all, (xiii) the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations, (xiv) the risk of product liability or regulatory lawsuits or proceedings relating to the products and services of GoLogiq, (xv) the risk that GoLogiq is unable to secure or protect its intellectual property, and (xvi) the risk that the securities of the post-Merger company will not be approved for listing on Nasdaq or if approved, maintain the listing. The foregoing list of factors is not exhaustive. In particular and without limitation, this press release also contains forward-looking statements regarding the appointment of Stephen Jones as CFO, our products and services, the use and/or ongoing demand for our products and services, expectations regarding our revenue and the revenue generation potential of our products and services, our partnerships and strategic alliances, the impact of global pandemics (including COVID-19) on the demand for our products and services, industry trends, overall market growth rates, our growth strategies, the continued growth of the addressable markets for our products and solutions, our business plans and strategies, our ability to apply to and meet the listing standards and approvals for Nasdaq, NYSE, or other senior exchange, our global expansion efforts, our ability to successfully locate and consummate any contemplated strategic transactions or other acquisitions, our ability to successfully complete a merger or acquisition of Symplefy, Inc., the structure of any such transaction, timing of such transaction, and the valuation of the businesses after completion of any such transaction, if any, and other risks described in the Company’s prior press releases and in its filings with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K and any subsequent public filings.

GoLogiq undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. New factors emerge from time to time, and it is not possible for GoLogiq to predict all of them, or assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement.

GoLogiq Company Contact:

Brent Suen, Chairman

GoLogiq, Inc.

Email Contact

GoLogiq Investor Relations:

Ron Both

CMA Investor Relations

Tel (949) 432-7566

Email contact

GoLogiq Media & ESG Contact:

Tim Randall

CMA Media Relations

Tel (949) 432-7572

Email contact